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                                  Exhibit 10.9

                                  Amendment to
                Long Term Incentive And Capital Accumulation Plan

        Pursuant to Section 17 of the Center Banks Incorporated 1991 Long Term Incentive and Capital Accumulation Plan ("the 1991 Plan") and resolutions of the Board of Directors of Skaneateles Bancorp, Inc. (the "Company") adopted on October 28, 1997 authorizing an anti-dilution adjustment to the 1991 Plan in connection with a split-up of the Company's common stock, par value $.01 per share (the "Common Stock"), to be paid to shareholders of record as of November 12, 1997 (the "Effective Date") in the form of the dividend of one share of Common Stock for each two shares held, Section 3 of the 1991 Plan is hereby amended as of the Effective Date to read in its entirety as follows:

               3.  STOCK

               The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the"Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 69,349 shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.


        IN WITNESS WHEREOF, the Company has caused this amendment to the 1991 Plan to be executed as of the 28 day of October 28, 1997.


                               SKANEATELES BANCORP, INC.




                               By: /s/ John P. Driscoll
                                   --------------------
                                   John P. Driscoll
                                   Chairman of the Board, President and CEO




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